UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2022

HOOKER FURNISHINGS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-2133
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Executive Officer Compensation

On March 18, 2022, the Compensation Committee of the Board of Directors of Hooker Furnishings Corporation approved annual base salaries and annual cash incentives for the Company’s executive officers.

Annual Base Salary

The base salary for each executive officer effective April 1, 2022 will be:

Base Salary
Jeremy R. Hoff, CEO and Director	$600,000
Paul A. Huckfeldt, Senior VP – Finance and Accounting and CFO	375,000
Anne J. Smith, President – Domestic Upholstery and CAO	330,000
Tod R. Phelps, Senior VP – Operations and CIO	300,000

Annual Cash Incentives

The annual cash incentive for each executive officer for the Company’s 2023 fiscal year, which ends January 29, 2023, will be paid if the Company attains 80% or more of its budgeted fiscal 2023 consolidated net income target, as approved by the Board of Directors. Each executive officer is eligible to receive a percentage of his or her calendar 2022 base salary under the annual incentive program. The annual cash incentive is based on each executive officer’s Base Salary as detailed above. No cash bonus is payable if the Company fails to reach at least 80% of the budgeted consolidated net income target and a maximum cash bonus is payable if the Company reaches 125% or more of target consolidated net income. The annual cash incentive potential for each of the executive officers is as follows:

	If the Company Attains:
	80% of Target Net Income	90% of Target Net Income	100% of Target Net Income	110% of Target Net Income	125% or More of Target Net Income
Jeremy R. Hoff	$300,000	$540,000	$600,000	$750,000	$990,000
Paul A. Huckfeldt	112,500	202,500	225,000	281,250	371,250
Anne J. Smith	99,000	178,200	198,000	247,500	326,700
Tod R. Phelps	90,000	162,000	180,000	225,000	297,000

Each additional percentage of net income realized between the percentages shown above is interpolated, such that each additional percentage of net income realized between the threshold amounts shown above results in a larger bonus payout, as shown in the table below:

	Interpolation per 1% of increased earnings:
	Between 80-89% of Target Net Income	Between 90-99% of Target Net Income	Between 100-109% of Target Net Income	Between 110-125% of Target Net Income
All executive officers.	4%	1%	2.5%	2.67%

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNISHINGS CORPORATION By: /s/ Paul A. Huckfeldt Paul A. Huckfeldt Senior Vice President - Finance and Accounting Chief Financial Officer

Date: March 24, 2022